UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2023

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adam Wiener Leaving Role of Redfin’s President of Real Estate Operations

Adam Wiener is leaving his role as Redfin’s President of Real Estate Operations effective September 8, 2023. Mr. Wiener will continue to serve Redfin in an advisory role through June 1, 2024.

On August 29, 2023, Redfin and Mr. Wiener entered into an executive separation letter (the “Separation Letter”) that provides, among other things, that Mr. Wiener’s last day of employment with Redfin will be September 8, 2023, and that Mr. Wiener is entitled to certain severance benefits, including (i) a payment of $450,000 as cash severance, which amount represents 12 months of Mr. Wiener’s base salary at the time of his resignation, (ii) a payment of $84,375, which represents 25% of Mr. Wiener’s target annual bonus amount for the fiscal year ending December 31, 2023, and (iii) a payment of $18,910, which amount represents approximately 12 months of COBRA premiums for Mr. Wiener. Pursuant to the Separation Letter, provision of these severance benefits is contingent upon Mr. Wiener agreeing to and not revoking a separation and release of claims in favor of Redfin.

In addition, Redfin and Mr. Wiener entered into an executive advisory agreement on August 29, 2023 (the “Advisory Agreement”) pursuant to which Mr. Wiener will provide advisory services during the period commencing on September 8, 2023 through June 1, 2024. In connection with the Advisory Agreement, Mr. Wiener’s outstanding and unvested time- and performance- based equity awards will continue to vest (or remain eligible to be achieved and vest, with respect to the performance-based equity awards) during the advisory period.

These descriptions of the Separation Letter and the Advisory Agreement are not complete and are qualified in their entirety by reference to the Separation Letter and the Advisory Agreement, copies of which will be filed as exhibits to Redfin’s Quarterly Report on Form 10-Q for the three months ending September 30, 2023.

Item 7.01 Regulation FD.

On August 29, 2023, Glenn Kelman, our chief executive officer, published a blog post at www.redfin.com/blog discussing Mr. Wiener’s departure. A copy of the blog post is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
99.1	Blog post published August 29, 2023.
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: August 29, 2023	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer